Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2020 RESULTS

•	Asset growth of 21.2% to $6.05 billion as of December 31, 2020 from $4.99 billion as of December 31, 2019

•	Net income of $15.9 million and diluted earnings per share of $0.77, representing 13.9% net income growth and 14.9% diluted earnings per share growth from the fourth quarter of 2019

•	Declared quarterly dividend of $0.12 per share of common stock up from $0.10 per share of common stock

HOUSTON, January 28, 2021 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) (Allegiance), the holding company of Allegiance Bank (the "Bank"), today reported net income of $15.9 million and diluted earnings per share of $0.77 for the fourth quarter 2020 compared to net income of $14.0 million and diluted earnings per share of $0.67 for the fourth quarter 2019.  Net income for the year ended December 31, 2020 was $45.5 million, or $2.22 per diluted share, compared to $53.0 million, or $2.47 per diluted share, for the year ended December 31, 2019.  The year ended December 31, 2020 results were primarily impacted by the increased provision for credit losses in response to COVID-19-related uncertainties in the current economic environment partially offset by increased net interest income.

“We are pleased to report solid quarter and full-year earnings during a very challenging economic environment which has further evidenced the resiliency of our business model,” said Steve Retzloff, Allegiance’s Chief Executive Officer.  “Our results reflect several meaningful accomplishments achieved by our team,” continued Retzloff.

“We are extremely proud of the continued hard work and dedication of our Allegiance bankers as our team helped a tremendous number of customers enabling us to post impressive 2020 PPP results for an institution of our size and we expect continued success with the 2021 PPP. As further validation of our outstanding service culture and performance, we received recognition as a Top Workplace in Houston by the Houston Chronicle and this year ranked number six in the large company category with 500 plus employees. We are one of only three companies that has been recognized as a Top Workplace for eleven consecutive years,” commented Retzloff.

“We are also pleased to announce an increase in our quarterly dividend, reflecting our continued commitment to enhancing shareholder value. As Houston’s largest locally-headquartered community bank, we expect to build on our strong core fundamentals. We are excited about the future and look forward to the year ahead where we will embrace the opportunity to remain focused on our customers and the communities we serve,” concluded Retzloff.

Fourth Quarter 2020 Results

Net interest income before the provision for credit losses in the fourth quarter 2020 increased $10.4 million, or 23.3%, to $54.9 million from $44.5 million for the fourth quarter 2019 and increased $3.0 million, or 5.8%, from $51.9 million in the third quarter 2020.  These increases were primarily due to changes in the volume and relative mix of the underlying assets and liabilities, the impact of PPP loans as well as lower costs on interest-bearing liabilities.  The net interest margin on a tax equivalent basis increased 3 basis points to 4.14% for the fourth quarter 2020 from 4.11% for the fourth quarter 2019 and increased 19 basis points from 3.95% for the third quarter 2020. Excluding the impact of acquisition accounting adjustments, adjusted net interest margin on a tax equivalent basis was 4.12% for the fourth quarter 2020 compared to 3.94% for the fourth quarter 2019 and 3.91% for the third quarter 2020. Adjusted net interest margin is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Noninterest income for the fourth quarter 2020 was $2.0 million, a decrease of $1.4 million, or 40.6%, compared to $3.4 million for the fourth quarter 2019 and an increase of $169 thousand, or 9.1%, compared to $1.9 million for the third quarter 2020.  Fourth quarter 2020 noninterest income reflected lower transactional fee income and significantly lower correspondent bank rebates when compared to fourth quarter 2019.

Noninterest expense for the fourth quarter 2020 increased $3.3 million, or 11.3%, to $32.7 million from $29.4 million for the fourth quarter 2019 and increased $184 thousand, or 0.6%, compared to the third quarter 2020.

In the fourth quarter 2020, Allegiance’s efficiency ratio decreased to 57.53% compared to 62.20% for the fourth quarter 2019 and 60.58% for the third quarter 2020. Fourth quarter 2020 annualized returns on average assets, average equity and average tangible equity were 1.05%, 8.38% and 12.32%, respectively, compared to 1.13%, 7.81% and 11.96%, respectively, for the fourth quarter 2019.  Annualized returns on average assets, average equity and average tangible equity for the third quarter 2020 were 1.09%, 8.59% and 12.72%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Year Ended December 31, 2020 Results

Net interest income before provision for credit losses for the year ended December 31, 2020 increased $23.1 million, or 12.9%, to $202.7 million from $179.5 million for the year ended December 31, 2019 primarily due to a $746.9 million, or 17.5%, increase in average interest-earning assets over the prior year, the impact of PPP loans as well as lower costs related to interest-bearing liabilities. The net interest margin on a tax equivalent basis decreased 14 basis points to 4.08% for the year ended December 31, 2020 from 4.22% for the year ended December 31, 2019. Excluding the impact of acquisition accounting adjustments, the adjusted net interest margin for the year ended December 31, 2020 was 4.02%, compared to 4.00% for the year ended December 31, 2019. Adjusted net interest margin is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Noninterest income for the year ended December 31, 2020 was $8.2 million, a decrease of $5.3 million, or 39.2%, compared to $13.4 million for the year ended December 31, 2019 due primarily to significantly lower correspondent bank rebates and losses on the sales of other real estate owned of $258 thousand. Additionally, noninterest income for the year ended December 31, 2020 included $287 thousand of gains on the sale of securities compared to $1.5 million for the year ended December 31, 2019.

Noninterest expense for the year ended December 31, 2020 increased $6.9 million, or 5.7%, to $127.5 million from $120.6 million for the year ended December 31, 2019.  The increase in noninterest expense during the year ended December 31, 2020 was primarily due to $4.1 million of other real estate write-downs partially offset by having no merger-related expenses incurred compared to $1.3 million during the year ended December 31, 2019.

Allegiance’s efficiency ratio decreased from 62.99% for the year ended December 31, 2019 to 60.55% for the year ended December 31, 2020. For the year ended December 31, 2020, returns on average assets, average equity and average tangible equity were 0.81%, 6.22% and 9.33%, respectively, compared to 1.10%, 7.48% and 11.50%, respectively, for the year ended December 31, 2019. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Financial Condition

Total assets at December 31, 2020 increased $1.06 billion, or 21.2%, to $6.05 billion compared to $4.99 billion at December 31, 2019, primarily due to the origination of PPP loans and growth in the securities portfolio, and increased $82.4 million, or 5.5% (annualized), compared to $5.97 billion at September 30, 2020.

Total loans at December 31, 2020 increased $576.5 million, or 14.7%, to $4.49 billion compared to $3.92 billion at December 31, 2019, primarily due to the origination of $710.2 million of PPP loans, and decreased $100.6 million, or 8.8% (annualized), compared to $4.59 billion at September 30, 2020. Core loans, which exclude the mortgage warehouse portfolio and PPP loans, increased $14.9 million, or 0.4%, to $3.92 billion at December 31, 2020 from $3.91 billion at December 31, 2019 and increased $39.7 million, or 4.1% (annualized), from $3.88 billion at September 30, 2020.

Deposits at December 31, 2020 increased $920.4 million, or 22.6%, to $4.99 billion compared to $4.07 billion at December 31, 2019 and increased $71.1 million, or 5.8% (annualized), compared to $4.92 billion at September 30, 2020.

Asset Quality

Nonperforming assets totaled $38.1 million, or 0.63% of total assets, at December 31, 2020, compared to $36.7 million, or 0.74% of total assets, at December 31, 2019 and $46.8 million, or 0.78% of total assets, at September 30, 2020. Accounting Standards Update (ASU) 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (CECL), was effective for the Company on January 1, 2020; however, Section 4014 of the CARES Act included an option for entities to delay the implementation of CECL until the earlier of the termination date of the national emergency declaration by the President or December 31, 2020. Due to the uncertainty of the impact of COVID-19, the Company chose to delay its implementation of CECL until the fourth quarter of 2020, at which point the standard was adopted retrospectively to January 1, 2020. The allowance for loan losses for the quarter ending December 31, 2020 was calculated under the CECL methodology and as a percentage of total loans was 1.18%. Other quarter-end periods presented for the allowance for loan losses were not restated for CECL adoption and were calculated under the incurred loss methodology. The allowance for loan losses as a percentage of total loans was 0.75% at December 31, 2019 and 1.06% at September 30, 2020.

The provision for credit losses for the fourth quarter 2020 was $4.4 million, or 0.38% (annualized) of average loans, compared to $933 thousand, or 0.10% (annualized) of average loans, for the fourth quarter 2019 and $1.3 million, or 0.12% (annualized) of average loans, for the third quarter 2020 primarily due to economic risks and uncertainties related to the COVID-19 pandemic. The Company’s $21.4 million of increased provision for credit losses during the year ended December 31, 2020 compared to the same period in 2019 reflects the uncertainty surrounding unemployment, the economic impact caused by COVID-19 and the economic effects related to the sustained lower crude oil prices.

Fourth quarter 2020 net charge-offs were $4.3 million, or 0.37% (annualized) of average loans, an increase from net charge-offs of $1.3 million, or 0.13% (annualized) of average loans, for the fourth quarter 2019 and $291 thousand, or 0.03% (annualized) of average loans, for the third quarter 2020. Net charge-offs for the year ended December 31, 2020 were $8.0 million, or 0.12% (annualized) of average loans, compared to net charge-offs for the year ended December 31, 2019 of $2.8 million, or 0.07% (annualized) of average loans.

The Company believes the largest risks within its loan portfolio are in the hotel, restaurant and bar, and oil and gas portfolios. Loan balances in the hotel industry, excluding PPP loans, totaled $127.3 million, or 2.8% of total loans, at December 31, 2020, of which $1.4 million were on nonaccrual. At December 31, 2020, restaurant and bar industry loans, excluding PPP loans, totaled $116.7 million, or 2.6%, of total loans, of which $494 thousand were on nonaccrual. At December 31, 2020, the Company’s allowance for loan losses allocated to its hotel portfolio was 3.2% of total hotel loans and its restaurant and bar portfolio was 1.3% of total restaurant and bar loans. The oil and gas portfolio, excluding PPP loans, totaled $74.8 million, or 1.7%, of total loans at December 31, 2020, of which $494 thousand were on nonaccrual. At December 31, 2020, the allowance for loan losses allocated to the oil and gas loan portfolio was 2.3% of total oil and gas loans.

During the year ended December 31, 2020, the Company granted initial principal and interest deferrals on outstanding loan balances to borrowers in connection with the COVID-19 relief provided by the CARES Act and subsequent deferrals upon request and after meeting certain conditions.  These deferrals were generally no more than 90 days in duration. As of December 31, 2020, 164 loans with outstanding loan balances of $161.3 million remained on deferral.

Dividend

On January 27, 2021, the Board of Directors of Allegiance declared a cash dividend of $0.12 per share, an increase in the quarterly dividend of 20%, to be paid on March 15, 2021 to all shareholders of record as of February 26, 2021. The amount and timing of any future dividend payments to shareholders will be subject to the discretion of Allegiance’s Board of Directors.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 11 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Thursday, January 28, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its fourth quarter and year-end 2020 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 6884418.  Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

As of December 31, 2020, Allegiance was a $6.05 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of December 31, 2020, Allegiance Bank operated 28 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 27 bank offices in the Houston metropolitan area and one bank office in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements within the meaning of the securities laws that are derived utilizing assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s expected future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. Additionally, the impact of the COVID-19 pandemic is rapidly evolving and its future effects on Allegiance are difficult to predict. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Because of these uncertainties, readers should not place undue reliance on any forward-looking statement. Allegiance disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	2020				2019
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
ASSETS
Cash and due from banks	$122,897	$327,416	$237,585	$156,700	$213,347
Interest-bearing deposits at other financial institutions	299,869	19,732	28,815	18,189	132,901
Total cash and cash equivalents	422,766	347,148	266,400	174,889	346,248
Available for sale securities, at fair value	772,890	663,301	618,751	508,250	372,545
Loans held for investment	4,491,764	4,592,362	4,583,656	3,955,546	3,915,310
Less: allowance for loan losses	(53,173)	(48,698)	(47,642)	(37,511)	(29,438)
Loans, net	4,438,591	4,543,664	4,536,014	3,918,035	3,885,872
Accrued interest receivable	40,053	36,996	32,795	17,203	15,468
Premises and equipment, net	70,685	69,887	67,229	66,798	66,790
Other real estate owned	9,196	8,876	11,847	12,617	8,337
Federal Home Loan Bank stock	7,756	9,716	14,844	12,798	6,242
Bank owned life insurance	27,686	27,542	27,398	27,255	27,104
Goodwill	223,642	223,642	223,642	223,642	223,642
Core deposit intangibles, net	17,954	18,907	19,896	20,886	21,876
Other assets	18,909	18,072	18,065	20,056	18,530
Total assets	$6,050,128	$5,967,751	$5,836,881	$5,002,429	$4,992,654
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$1,704,567	$1,772,700	$1,754,128	$1,217,532	$1,252,232
Interest-bearing
Demand	437,328	409,137	375,353	341,524	367,278
Money market and savings	1,499,938	1,483,370	1,270,437	1,110,631	1,258,008
Certificates and other time	1,346,649	1,252,159	1,300,793	1,283,887	1,190,583
Total interest-bearing deposits	3,283,915	3,144,666	2,946,583	2,736,042	2,815,869
Total deposits	4,988,482	4,917,366	4,700,711	3,953,574	4,068,101
Accrued interest payable	2,701	3,082	3,293	3,821	4,326
Borrowed funds	155,515	155,512	255,509	190,506	75,503
Subordinated debt	108,322	108,191	108,061	107,930	107,799
Other liabilities	36,439	30,547	33,164	40,005	27,060
Total liabilities	5,291,459	5,214,698	5,100,738	4,295,836	4,282,789
SHAREHOLDERS’ EQUITY:
Common stock	20,208	20,445	20,431	20,355	20,524
Capital surplus	508,794	516,151	515,045	513,894	521,066
Retained earnings	195,236	186,866	172,723	164,858	163,375
Accumulated other comprehensive income	34,431	29,591	27,944	7,486	4,900
Total shareholders’ equity	758,669	753,053	736,143	706,593	709,865
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,050,128	$5,967,751	$5,836,881	$5,002,429	$4,992,654

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2020				2019	2020	2019
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$58,496	$56,418	$56,421	$54,624	$55,368	$225,959	$221,363
Securities:
Taxable	2,203	2,095	1,842	2,087	2,066	8,227	6,975
Tax-exempt	2,316	2,280	2,169	546	469	7,311	2,934
Deposits in other financial institutions	32	18	20	195	244	265	1,635
Total interest income	63,047	60,811	60,452	57,452	58,147	241,762	232,907

INTEREST EXPENSE:
Demand, money market and savings deposits	1,621	1,657	1,729	4,364	5,091	9,371	18,307
Certificates and other time deposits	4,507	5,239	5,845	6,084	6,483	21,675	26,656
Borrowed funds	557	558	562	506	547	2,183	4,675
Subordinated debt	1,460	1,448	1,469	1,473	1,500	5,850	3,732
Total interest expense	8,145	8,902	9,605	12,427	13,621	39,079	53,370
NET INTEREST INCOME	54,902	51,909	50,847	45,025	44,526	202,683	179,537
Provision for credit losses	4,368	1,347	10,669	10,990	933	27,374	5,939
Net interest income after provision for credit losses	50,534	50,562	40,178	34,035	43,593	175,309	173,598

NONINTEREST INCOME:
Nonsufficient funds fees	100	75	60	169	189	404	658
Service charges on deposit accounts	405	325	343	457	403	1,530	1,472
Gain on sale of securities	—	—	93	194	613	287	1,459
Gain (loss) on sales of other real estate and repossessed assets	—	117	(306)	(69)	(45)	(258)	26
Bank owned life insurance	144	144	143	151	157	582	624
Rebate from correspondent bank	196	98	89	493	900	876	3,580
Other	1,174	1,091	1,140	1,330	1,183	4,735	5,604
Total noninterest income	2,019	1,850	1,562	2,725	3,400	8,156	13,423

NONINTEREST EXPENSE:
Salaries and employee benefits	21,003	20,034	19,334	19,781	18,273	80,152	77,593
Net occupancy and equipment	2,079	2,057	1,926	1,907	1,994	7,969	8,179
Depreciation	1,019	946	885	866	861	3,716	3,192
Data processing and software amortization	2,107	2,125	1,934	1,826	2,120	7,992	7,464
Professional fees	999	756	800	573	540	3,128	2,333
Regulatory assessments and FDIC insurance	810	875	609	632	216	2,926	1,705
Core deposit intangibles amortization	953	989	990	990	1,177	3,922	4,711
Communications	225	355	390	417	486	1,387	1,839
Advertising	347	327	370	521	597	1,565	2,367
Other real estate expense	382	2,017	114	2,649	164	5,162	614
Acquisition and merger-related expenses	—	—	—	—	—	—	1,326
Other	2,825	2,084	2,427	2,239	3,003	9,575	9,312
Total noninterest expense	32,749	32,565	29,779	32,401	29,431	127,494	120,635
INCOME BEFORE INCOME TAXES	19,804	19,847	11,961	4,359	17,562	55,971	66,386
Provision for income taxes	3,863	3,677	2,054	843	3,576	10,437	13,427
NET INCOME	$15,941	$16,170	$9,907	$3,516	$13,986	$45,534	$52,959

EARNINGS PER SHARE
Basic	$0.78	$0.79	$0.49	$0.17	$0.68	$2.23	$2.50
Diluted	$0.77	$0.79	$0.48	$0.17	$0.67	$2.22	$2.47

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2020				2019	2020	2019
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$15,941	$16,170	$9,907	$3,516	$13,986	$45,534	$52,959

Earnings per share, basic	$0.78	$0.79	$0.49	$0.17	$0.68	$2.23	$2.50
Earnings per share, diluted	$0.77	$0.79	$0.48	$0.17	$0.67	$2.22	$2.47

Return on average assets(A)	1.05%	1.09%	0.71%	0.29%	1.13%	0.81%	1.10%
Return on average equity(A)	8.38%	8.59%	5.51%	1.98%	7.81%	6.22%	7.48%
Return on average tangible equity(A)(B)	12.32%	12.72%	8.32%	3.02%	11.96%	9.33%	11.50%
Net interest margin (tax equivalent)(C)	4.14%	3.95%	4.10%	4.15%	4.11%	4.08%	4.22%
Adjusted net interest margin (tax equivalent)(B)	4.12%	3.91%	4.05%	4.04%	3.94%	4.02%	4.00%
Efficiency ratio(D)	57.53%	60.58%	56.92%	68.13%	62.20%	60.55%	62.99%

Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	12.54%	12.62%	12.61%	14.12%	14.22%	12.54%	14.22%
Tangible equity to tangible assets(B)	8.90%	8.92%	8.81%	9.71%	9.78%	8.90%	9.78%
Estimated common equity tier 1 capital	11.80%	11.73%	11.36%	11.15%	11.42%	11.80%	11.42%
Estimated tier 1 risk-based capital	12.04%	11.96%	11.60%	11.38%	11.66%	12.04%	11.66%
Estimated total risk-based capital	15.71%	15.56%	15.17%	14.72%	14.83%	15.71%	14.83%
Estimated tier 1 leverage capital	8.51%	8.70%	8.83%	9.89%	10.02%	8.51%	10.02%
Allegiance Bank
Estimated common equity tier 1 capital	13.32%	13.25%	12.84%	12.58%	12.67%	13.32%	12.67%
Estimated tier 1 risk-based capital	13.32%	13.25%	12.84%	12.58%	12.67%	13.32%	12.67%
Estimated total risk-based capital	15.55%	15.41%	14.97%	14.48%	14.39%	15.55%	14.39%
Estimated tier 1 leverage capital	9.41%	9.64%	9.77%	10.94%	10.89%	9.41%	10.89%

Other Data
Weighted average shares:
Basic	20,396	20,439	20,414	20,411	20,652	20,415	21,152
Diluted	20,575	20,532	20,514	20,690	20,930	20,546	21,424
Period end shares outstanding	20,208	20,445	20,431	20,355	20,524	20,208	20,524
Book value per share	$37.54	$36.83	$36.03	$34.71	$34.59	$37.54	$34.59
Tangible book value per share(B)	$25.59	$24.97	$24.11	$22.70	$22.62	$25.59	$22.62
(A)	Interim periods annualized.
(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this Earnings Release.
(C)	Net interest margin represents net interest income divided by average interest-earning assets.
(D)

Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,569,210	$58,496	5.09%	$4,594,333	$56,418	4.89%	$3,888,476	$55,368	5.65%
Securities	701,233	4,519	2.56%	667,008	4,375	2.61%	364,605	2,535	2.76%
Deposits in other financial institutions and other	58,664	32	0.22%	20,176	18	0.35%	54,947	244	1.76%
Total interest-earning assets	5,329,107	$63,047	4.71%	5,281,517	$60,811	4.58%	4,308,028	$58,147	5.35%
Allowance for loan losses	(53,260)			(47,593)			(29,997)
Noninterest-earning assets	783,200			679,750			639,601
Total assets	$6,059,047			$5,913,674			$4,917,632

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$430,145	$386	0.36%	$394,612	$392	0.40%	$361,666	$952	1.04%
Money market and savings deposits	1,513,816	1,235	0.32%	1,409,969	1,265	0.36%	1,169,996	4,139	1.40%
Certificates and other time deposits	1,284,181	4,507	1.40%	1,291,536	5,239	1.61%	1,203,110	6,483	2.14%
Borrowed funds	157,687	557	1.41%	171,804	558	1.29%	86,372	547	2.51%
Subordinated debt	108,259	1,460	5.37%	108,130	1,448	5.33%	107,782	1,500	5.52%
Total interest-bearing liabilities	3,494,088	$8,145	0.93%	3,376,051	$8,902	1.05%	2,928,926	$13,621	1.85%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,766,826			1,752,404			1,237,770
Other liabilities	41,434			36,572			40,781
Total liabilities	5,302,348			5,165,027			4,207,477
Shareholders' equity	756,699			748,647			710,155
Total liabilities and shareholders' equity	$6,059,047			$5,913,674			$4,917,632

Net interest rate spread			3.78%			3.53%			3.50%

Net interest income and margin		$54,902	4.10%		$51,909	3.91%		$44,526	4.10%

Net interest income and net interest margin (tax equivalent)		$55,477	4.14%		$52,446	3.95%		$44,623	4.11%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Years Ended December 31,
	2020			2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,383,375	$225,959	5.15%	$3,831,894	$221,363	5.78%
Securities	588,318	15,538	2.64%	355,233	9,909	2.79%
Deposits in other financial institutions	36,945	265	0.72%	74,655	1,635	2.19%
Total interest-earning assets	5,008,638	$241,762	4.83%	4,261,782	$232,907	5.47%
Allowance for loan losses	(46,680)			(28,129)
Noninterest-earning assets	675,701			594,981
Total assets	$5,637,659			$4,828,634

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$385,482	$2,045	0.53%	$345,693	$4,010	1.16%
Money market and savings deposits	1,316,188	7,326	0.56%	1,037,126	14,297	1.38%
Certificates and other time deposits	1,268,080	21,675	1.71%	1,276,684	26,656	2.09%
Borrowed funds	197,525	2,183	1.11%	127,138	4,675	3.68%
Subordinated debt	108,064	5,850	5.41%	64,451	3,732	5.79%
Total interest-bearing liabilities	3,275,339	$39,079	1.19%	2,851,092	$53,370	1.87%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,593,354			1,194,496
Other liabilities	37,278			74,777
Total liabilities	4,905,971			4,120,365
Shareholders' equity	731,688			708,269
Total liabilities and shareholders' equity	$5,637,659			$4,828,634

Net interest rate spread			3.64%			3.60%

Net interest income and margin		$202,683	4.05%		$179,537	4.21%

Net interest income and net interest margin (tax equivalent)		$204,416	4.08%		$180,036	4.22%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2020				2019
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$667,079	$650,634	$651,430	$702,267	$689,360
Mortgage warehouse	—	—	—	1,051	8,304
Paycheck Protection Program (PPP)	569,901	710,234	695,772	—	—
Real estate:
Commercial real estate (including multi-family residential)	1,999,877	1,971,228	1,956,116	1,951,080	1,873,782
Commercial real estate construction and land development	367,213	376,877	386,865	378,987	410,471
1-4 family residential (including home equity)	737,605	716,565	703,513	704,212	698,957
Residential construction	127,522	148,056	171,656	177,025	192,515
Consumer and other	22,567	18,768	18,304	40,924	41,921
Total loans	$4,491,764	$4,592,362	$4,583,656	$3,955,546	$3,915,310

Asset Quality:
Nonaccrual loans	$28,893	$37,928	$33,223	$21,621	$28,371
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	28,893	37,928	33,223	21,621	28,371
Other real estate	9,196	8,876	11,847	12,617	8,337
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$38,089	$46,804	$45,070	$34,238	$36,708

Net charge-offs	$4,287	$291	$538	$2,917	$1,303

Nonaccrual loans:
Commercial and industrial	$10,747	$13,171	$12,578	$8,669	$8,388
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	10,081	15,849	16,127	7,024	6,741
Commercial real estate construction and land development	3,011	3,085	53	1,958	9,050
1-4 family residential (including home equity)	4,525	4,263	3,434	2,845	3,294
Residential construction	—	876	898	982	746
Consumer and other	529	684	133	143	152
Total nonaccrual loans	$28,893	$37,928	$33,223	$21,621	$28,371

Asset Quality Ratios:
Nonperforming assets to total assets	0.63%	0.78%	0.77%	0.68%	0.74%
Nonperforming loans to total loans	0.64%	0.83%	0.72%	0.55%	0.72%
Allowance for loan losses to nonperforming loans	184.03%	128.40%	143.40%	173.49%	103.76%
Allowance for loan losses to total loans	1.18%	1.06%	1.04%	0.95%	0.75%
Net charge-offs to average loans (annualized)	0.37%	0.03%	0.05%	0.30%	0.13%

Allegiance Bancshares, Inc.

GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures

(Unaudited)

Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity, the ratio of tangible equity to tangible assets and adjusted net interest margin on a tax equivalent basis for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2020				2019	2020	2019
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$758,669	$753,053	$736,143	$706,593	$709,865	$758,669	$709,865
Less: Goodwill and core deposit intangibles, net	241,596	242,549	243,538	244,528	245,518	241,596	245,518
Tangible shareholders’ equity	$517,073	$510,504	$492,605	$462,065	$464,347	$517,073	$464,347

Shares outstanding at end of period	20,208	20,445	20,431	20,355	20,524	20,208	20,524

Tangible book value per share	$25.59	$24.97	$24.11	$22.70	$22.62	$25.59	$22.62

Net income	$15,941	$16,170	$9,907	$3,516	$13,986	$45,534	$52,959

Average shareholders' equity	$756,699	$748,647	$723,104	$713,535	$710,155	$731,688	$708,269
Less: Average goodwill and core deposit intangibles, net	242,043	243,015	244,010	245,007	246,154	243,513	247,854
Average tangible shareholders’ equity	$514,656	$505,632	$479,094	$468,528	$464,001	$488,175	$460,415

Return on average tangible equity	12.32%	12.72%	8.32%	3.02%	11.96%	9.33%	11.50%

Total assets	$6,050,128	$5,967,751	$5,836,881	$5,002,429	$4,992,654	$6,050,128	$4,992,654
Less: Goodwill and core deposit intangibles, net	241,596	242,549	243,538	244,528	245,518	241,596	245,518
Tangible assets	$5,808,532	$5,725,202	$5,593,343	$4,757,901	$4,747,136	$5,808,532	$4,747,136

Tangible equity to tangible assets	8.90%	8.92%	8.81%	9.71%	9.78%	8.90%	9.78%

Net interest income (tax equivalent)	$55,477	$52,446	$51,342	$45,152	$44,623	$204,416	$180,036
Less: Acquisition accounting adjustments	(342)	(598)	(665)	(1,259)	(1,860)	(2,864)	(9,625)
Adjusted net interest income (tax equivalent)	$55,135	$51,848	$50,677	$43,893	$42,763	$201,552	$170,411

Average earning assets	$5,329,107	$5,281,517	$5,037,414	$4,372,723	$4,308,028	$5,008,638	$4,261,782

Net interest margin (tax equivalent)	4.14%	3.95%	4.10%	4.15%	4.11%	4.08%	4.22%
Adjusted net interest margin (tax equivalent)	4.12%	3.91%	4.05%	4.04%	3.94%	4.02%	4.00%